EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the incorporation by reference in Registration Statement Nos. 333-111745, 333-66950, 333-50476 and 333-86653 of Western Sierra Bancorp on Form S-8 of our report, dated March 7, 2005, relating to the financial statements of Western Sierra Bancorp and management’s report on the effectiveness over financial reporting, appearing in this Annual Report on Form 10-K of Western Sierra Bancorp for the year ended December 31, 2004.

/s/ Perry-Smith LLP

Sacramento, California
March 14, 2005